Exhibit 99.1

Clayton Williams Energy Announces 2008 Financial Results and Reserves

MIDLAND, Texas--(BUSINESS WIRE)--March 10, 2009--Clayton Williams Energy, Inc. (NASDAQ: CWEI) reported net income for the fourth quarter of 2008 of $59.9 million, or $4.93 per share, as compared to net income of $8.5 million, or $.74 per share, for the fourth quarter of 2007. Cash flow from operations for the fourth quarter of 2008 was $158.9 million, as compared to $72.6 million during the same period in 2007.

For the year ended December 31, 2008, the Company reported net income of $140.5 million, or $11.67 per share, as compared to net income of $6 million, or $.52 per share, for the same period in 2007. Cash flow from operations for fiscal 2008 was $382 million, as compared to $234.9 million during fiscal 2007.

Gains on derivative contracts resulting from declines in oil and gas prices during the fourth quarter of 2008 had a significant impact on reported net income and cash flow from operations.

Oil and gas sales decreased 14% from $96.3 million for the fourth quarter of 2007 to $82.4 million for the same quarter in 2008 despite a 6% increase in oil and gas production on an equivalent Mcf basis. Oil production for the fourth quarter of 2008 increased 31% to 810,000 barrels, or 8,804 barrels per day, compared to 616,000 barrels, or 6,696 barrels per day, in the fourth quarter of 2007. Gas production for the fourth quarter 2008 decreased 9% to 4.9 Bcf, or 53,348 Mcf per day, from 5.4 Bcf, or 58,924 Mcf per day, in the 2007 quarter. The comparability of production between the two quarters was affected by the sale of certain South Louisiana properties during the second quarter of 2008 which produced a daily average of approximately 740 barrels of oil and 13,000 Mcf of gas during the fourth quarter of 2007.

Average realized oil prices for the fourth quarter of 2008 decreased 33% to $59.63 per barrel from $89.55 per barrel in the 2007 period, while gas prices decreased 4% to $6.75 per Mcf from $7.06 per Mcf in the same quarter of 2007. Average realized prices for 2008 and 2007 exclude the effects of any gains or losses realized on commodity hedging transactions since those derivatives were not designated as cash flow hedges and have been reported in the Company’s statements of operations as gain/loss on derivatives under applicable accounting standards.

For the fourth quarter of 2008, the Company reported a $136.7 million net gain on derivatives, consisting of a $110.9 million realized gain on settled contracts and a $25.8 million non-cash gain to mark the Company’s derivative positions to their fair value on December 31, 2008. For the same period in 2007, the Company reported an $18.9 million net loss on derivatives, consisting of a $9.8 million realized loss on settled contracts and a $9.1 million non-cash loss due to changes in mark-to-market valuations. In December 2008, the Company terminated substantially all of its then-existing derivative contracts for cash proceeds of $99.3 million. The terminated contracts covered 2.6 million barrels of oil production and 15.2 million MMBtu of gas production for 2009 and 2010. Subsequent to December 31, 2008, the Company entered into other derivative contracts covering 1,470,000 barrels of oil and 20 million MMBtu of gas production from 2009 through 2011 at fixed prices ranging from $44.80 to $53.25 per barrel and from $5.47 to $7.07 per MMBtu.

The Company recorded abandonment and impairment costs during the fourth quarter of 2008 of $34.8 million compared to $15.4 million for the fourth quarter of 2007. The 2008 quarter included a previously announced pre-tax charge of $20.2 million for the abandonment of the Claudia’s Education Trust 33-1 #1 (Winnsboro prospect), $6.4 million of drilling and impairment charges related to the Ron Lamb #1 in the Overthrust area in Sanpete County, Utah and $4.5 million for other leasehold impairments in North Louisiana.

The Company also announced today that its total proved oil and gas reserves as of December 31, 2008 were 228.6 Bcfe, consisting of 20.8 million barrels of oil and NGL and 103.9 Bcf of natural gas. By comparison, the Company reported proved reserves of 290.8 Bcfe as of December 31, 2007, consisting of 27.9 million barrels of oil and NGL and 123.2 Bcf of natural gas. The pre-tax present value of estimated future net revenues from these reserves, discounted at 10% and computed in accordance with SEC guidelines, totaled $511.7 million at December 31, 2008, as compared to $1.3 billion at December 31, 2007. The estimates were based on weighted average oil and NGL prices of $42.03 per Bbl in 2008, as compared to $91.30 per Bbl in 2007, and gas prices of $5.90 per Mcf in 2008, as compared to $7.37 per Mcf in 2007.

During 2008, the Company replaced 97% of the 37.4 Bcfe produced in 2008 through extensions and discoveries. The following table summarizes the changes in proved reserves during 2008 on a Bcfe basis and as a percentage of 2008 production.

	Bcfe	% of 2008 Production
Total proved reserves, 12/31/07	290.8
Extensions and discoveries	36.2	97%
Revisions	(49.7)	(133)%
Sales of minerals-in-place	(11.3)	(30)%
Production	(37.4)
Total proved reserves, 12/31/08	228.6

Net downward revisions of 49.7 Bcfe consisted of approximately 57.1 Bcfe of downward revisions attributable to the effects of lower oil and gas prices on the estimated quantities of proved reserves and approximately 7.4 Bcfe of upward revisions attributable to well performance.

In December 2008, the SEC issued release 33-8995, Modernization of Oil and Gas Reporting. This release changes the accounting and disclosure requirements surrounding oil and gas reserves, and is intended to modernize and update oil and gas disclosure requirements, to align them with current industry practices and to adapt to changes in technology. Under the new rules, which will be effective for financial statements filed with the SEC after December 31, 2009, companies will report oil and gas reserves using a 12-month historical average price based upon closing NYMEX prices on the first day of each calendar month rather than using year-end prices. Using the new guidelines, benchmark oil and gas prices for the 2008 proved reserves would have been $101.65 per barrel and $9.04 per Mcf compared to year-end 2008 benchmark prices of $44.60 per barrel and $5.62 per Mcf.

The Company will host a conference call to discuss these results and other forward-looking items today, March 10th at 10:00 am CT (11:00 am ET). The dial-in conference number is: 800-901-5213, passcode 69141930. The replay will be available for one week at 888-286-8010, passcode 47137893.

To access the conference call via Internet webcast, please go to the Investor Relations section of the Company’s website at www.claytonwilliams.com and click on “Live Webcast.” Following the live webcast, the call will be archived for a period of 90 days on the Company’s website.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

Except for historical information, statements made in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from expectations, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, uncertainties about estimates of reserves, competition, government regulation, costs and results of drilling new projects, and mechanical and other inherent risks associated with oil and gas production. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
REVENUES
Oil and gas sales	$ 82,419	$ 96,280	$463,964	$316,992
Natural gas services	1,857	2,399	10,926	10,230
Drilling rig services	6,074	15,198	46,124	52,649
Gain on sales of property and equipment	56	13,114	44,503	14,024
Total revenues	90,406	126,991	565,517	393,895

COSTS AND EXPENSES
Production	23,689	19,350	89,054	75,319
Exploration:
Abandonments and impairments	34,846	15,444	80,112	68,870
Seismic and other	11,455	1,059	22,685	4,765
Natural gas services	1,595	2,307	10,060	9,745
Drilling rig services	6,986	10,450	37,789	32,964
Depreciation, depletion and amortization	38,069	27,740	120,542	84,476
Impairment of property and equipment	2,897	3,114	12,882	12,137
Accretion of abandonment obligations	686	644	2,355	2,508
General and administrative	7,742	6,142	25,635	19,266
Loss on sales of property and equipment	1,702	400	2,122	9,815
Total costs and expenses	129,667	86,650	403,236	319,865
Operating income (loss)	(39,261)	40,341	162,281	74,030

OTHER INCOME (EXPENSE)
Interest expense	(6,065)	(8,055)	(24,994)	(32,118)
Gain (loss) on derivatives	136,729	(18,945)	74,743	(31,968)
Other	840	662	6,539	5,355
Total other income (expense)	131,504	(26,338)	56,288	(58,731)

Income before income taxes and minority interest	92,243	14,003	218,569	15,299

Income tax expense	(31,918)	(5,047)	(77,327)	(5,497)

Minority interest, net of tax	(428)	(452)	(708)	(3,812)

NET INCOME	$ 59,897	$ 8,504	$140,534	$ 5,990

Net income per common share:
Basic	$ 4.94	$ 0.75	$ 11.78	$ 0.53
Diluted	$ 4.93	$ 0.74	$ 11.67	$ 0.52

Weighted average common shares outstanding:
Basic	12,114	11,352	11,932	11,337
Diluted	12,148	11,529	12,039	11,494

CLAYTON WILLIAMS ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS
	December 31,	December 31,
	2008	2007

CURRENT ASSETS
Cash and cash equivalents	$ 41,199	$ 12,344
Accounts receivable:
Oil and gas sales, net	26,009	36,698
Joint interest and other, net	14,349	16,666
Affiliates	227	308
Inventory	20,052	14,348
Deferred income taxes	3,637	3,581
Fair value of derivatives	-	7,191
Assets held for sale	-	17,281
Prepaids and other	20,011	3,962
	125,484	112,379
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	1,526,473	1,374,090
Natural gas gathering and processing systems	17,816	18,404
Contract drilling equipment	91,151	89,956
Other	14,954	14,505
	1,650,394	1,496,955
Less accumulated depreciation, depletion and amortization	(840,366)	(765,877)
Property and equipment, net	810,028	731,078

OTHER ASSETS
Debt issue costs, net	6,225	6,963
Other	1,672	10,676
	7,897	17,639

	$ 943,409	$ 861,096

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable:
Trade	$ 67,189	$ 72,477
Oil and gas sales	24,702	24,806
Affiliates	1,627	1,747
Current maturities of long-term debt	18,750	22,500
Fair value of derivatives	-	56,929
Accrued liabilities and other	10,609	10,308
	122,877	188,767

NON-CURRENT LIABILITIES
Long-term debt	347,225	430,175
Deferred income taxes	120,414	44,302
Other	38,211	37,046
	505,850	511,523

STOCKHOLDERS' EQUITY:
Preferred stock, par value $.10 per share	-	-
Common stock, par value $.10 per share	1,212	1,135
Additional paid-in capital	137,046	121,063
Retained earnings	176,424	35,890
Accumulated other comprehensive income, net of tax	-	2,718
	314,682	160,806

	$ 943,409	$ 861,096

CLAYTON WILLIAMS ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$ 59,897	$ 8,504	$ 140,534	$ 5,990
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	38,069	27,740	120,542	84,476
Impairment of proved properties	2,897	3,114	12,882	12,137
Exploration costs	34,846	15,444	80,112	68,870
(Gain) loss on sales of property and equipment, net	1,646	(12,714)	(42,381)	(4,209)
Deferred income taxes	32,434	3,318	77,315	3,768
Non-cash employee compensation	1,892	255	5,834	1,865
Unrealized (gain) loss on derivatives	(25,808)	9,086	(49,738)	24,249
Settlements on derivatives with financing elements	3,226	9,518	43,486	28,468
Amortization of debt issue costs	305	328	1,354	1,281
Accretion of abandonment obligations	686	644	2,355	2,508
Excess tax benefit on exercise of stock options	-	(963)	-	(963)
Minority interest, net of tax	428	452	708	3,812

Changes in operating working capital:
Accounts receivable	18,088	5,061	13,087	(10,028)
Accounts payable	5,428	(4,884)	(4,946)	10,992
Other	(15,110)	7,652	(19,164)	1,650
Net cash provided by operating activities	158,924	72,555	381,980	234,866

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(120,473)	(53,341)	(350,106)	(233,453)
Additions to equipment of Larclay JV	-	(1,899)	(1,683)	(29,302)
Proceeds from sales of property and equipment	117	21,120	117,226	22,773
Change in equipment inventory	3,137	1,901	(8,247)	18,166
Other	55	(226)	3,935	(14,443)
Net cash used in investing activities	(117,164)	(32,445)	(238,875)	(236,259)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	-	-	-	25,800
Proceeds from long-term debt of Larclay JV	2,000	-	7,500	8,727
Repayments of long-term debt	(29,200)	(22,200)	(71,700)	-
Repayments of long-term debt of Larclay JV	(4,688)	(6,563)	(22,500)	(13,125)
Proceeds from sale of common stock	21	30	15,936	6,000
Settlements on derivatives with financing elements	(3,226)	(9,518)	(43,486)	(28,468)
Excess tax benefit on exercise of stock options	-	963	-	963
Net cash used in financing activities	(35,093)	(37,288)	(114,250)	(103)

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	6,667	2,822	28,855	(1,496)

CASH AND CASH EQUIVALENTS
Beginning of period	34,532	9,522	12,344	13,840

End of period	$ 41,199	$ 12,344	$ 41,199	$ 12,344

Clayton Williams Energy, Inc.
Summary Production and Price Data
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Average Daily Production:
Natural Gas (Mcf):
Permian Basin	14,288	14,024	14,326	14,649
North Louisiana	24,252	12,524	17,500	8,096
South Louisiana	6,477	23,262	10,402	24,025
Austin Chalk (Trend)	2,496	2,249	2,367	2,220
Cotton Valley Reef Complex	5,376	6,390	5,745	7,133
Other	459	475	490	450
Total	53,348	58,924	50,830	56,573

Oil (Bbls):
Permian Basin	4,184	3,319	3,821	3,212
North Louisiana	565	317	415	182
South Louisiana	334	922	378	1,139
Austin Chalk (Trend)	3,630	2,057	3,384	1,737
Other	91	81	90	81
Total	8,804	6,696	8,088	6,351

Natural gas liquids (Bbls):
Permian Basin	190	171	183	198
Austin Chalk (Trend)	252	279	250	259
Other	36	213	66	151
Total	478	663	499	608

Total Production:
Natural Gas (MMcf)	4,908	5,421	18,553	20,649
Oil (MBbls)	810	616	2,952	2,318
Natural gas liquids (MBbls)	44	61	182	222
Gas Equivalents (MMcfe)	10,032	9,483	37,357	35,889

Average Realized Prices (a):
Gas ($/Mcf):	$ 6.75	$ 7.06	$ 9.02	$ 7.01
Oil ($/Bbl):	$ 59.63	$ 89.55	$ 97.35	$ 70.36
Natural gas liquids ($/Bbl)	$ 31.70	$ 60.21	$ 54.45	$ 43.74

Gains (Losses) on settled derivative contracts (a):
($ in thousands, except per unit)
Gas:
Net realized gain (loss) (b)	$ 30,124	$ 2,445	$ 11,764	$ 12,229
Per unit produced ($/Mcf)	$ 6.14	$ 0.45	$ 0.63	$ 0.59

Oil:
Net realized gain (loss) (b)	$ 81,139	$ (12,376)	$ 15,560	$ (20,086)
Per unit produced ($/Bbl)	$ 100.17	$ (20.09)	$ 5.27	$ (8.67)

Clayton Williams Energy, Inc.
Summary of Open Commodity Derivatives
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to December 31, 2008, all of which were entered into after December 31, 2008.

Swaps:	Gas		Oil
	MMBtu (a)	Price	Bbls	Price
Production Period:

1st Quarter 2009	1,180,000	$5.47	160,000	$46.39
2nd Quarter 2009	1,570,000	$5.47	470,000	$49.68
3rd Quarter 2009	1,450,000	$5.47	440,000	$48.13
4th Quarter 2009	1,850,000	$5.47	400,000	$46.15
2010	7,540,000	$6.80	-	$-
2011	6,420,000	$7.07	-	$-
	20,010,000		1,470,000

(a) One MMBtu equals one Mcf at a Btu factor of 1,000.

CLAYTON WILLIAMS ENERGY, INC.
Notes to tables and supplemental information

(a)	Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2008 or 2007 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2008 and 2007 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

(b)	In December 2008, the Company terminated substantially all of its then-existing oil and gas derivative contracts for cash proceeds of $99.3 million. The terminated contracts covered approximately 2.6 million barrels of oil and 15.2 million MMBtu of gas production for the months of January 2009 through December 2010.

CONTACT:
Clayton Williams Energy, Inc.
Patti Hollums, 432-688-3419
Director of Investor Relations
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com
or
Mel G. Riggs, 432-688-3431
Chief Financial Officer